Exhibit 3.4

LIMITED PARTNERSHIP AGREEMENT

OF

NRI REAL TOKEN LP

A DELAWARE LIMITED PARTNERSHIP

i

ii

EXHIBITS

EXHIBIT A — Partners, Capital Contributions and Percentage Interests

EXHIBIT B — Notice of Exercise of OP Unit Redemption Right

iii

LIMITED PARTNERSHIP AGREEMENT

OF

NRI REAL TOKEN LP

This Limited Partnership Agreement (this “Agreement”) of NRI Real Token LP (the “Partnership”) is entered into this 19th day of November, 2021, between NRI Real Token, Inc., a Maryland corporation (in its capacity as a general partner of the Partnership, together with its successors and assigns that are admitted to the Partnership as a general partner of the Partnership in accordance with the terms hereof, the “REIT General Partner”), NRI Real Token Thesis LLC, a Delaware limited liability company (the “Sponsor General Partner,” and together with the REIT General Partner the “General Partners”) the initial Limited Partner, and the Limited Partners set forth on Exhibit A attached hereto. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.

AGREEMENT

WHEREAS, the REIT General Partner intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

WHEREAS, Partnership, was formed on May 28, 2021 as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on May 28, 2021;

WHEREAS, the REIT General Partner desires to conduct its current and future business primarily through the Partnership and the Sponsor General Partner desires to conduct certain of its current and future businesses primarily through the Partnership;

WHEREAS, in furtherance of the foregoing, the REIT General Partner and the Sponsor General Partner desire to contribute certain assets to the Partnership from time to time;

WHEREAS, in exchange for the each General Partners’ contribution of assets, the parties desire that the Partnership issue Partnership Units to the REIT General Partner and that the Partnership issue Partnership Units and the Special GP Interest to the Sponsor General Partner in accordance with the terms of this Agreement;

WHEREAS, the Limited Partners have contributed, and future Limited Partners may contribute, certain of their property to the Partnership in exchange for Partnership Units in accordance with the terms of this Agreement;

WHEREAS, in furtherance of the Partnership’s business, the Partnership will acquire Properties and other assets from time to time by means of the contribution of such Properties or other assets to the Partnership by the owners thereof in exchange for Partnership Units or purchase of such Properties and other assets for cash; and

WHEREAS, the parties hereto wish to establish herein their respective rights and obligations in connection with all of the foregoing and certain other matters;

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“ACT” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“ADDITIONAL FUNDS” has the meaning set forth in Section 4.3 hereof. “ADDITIONAL SECURITIES” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.2(a)(ii).

“ADMINISTRATIVE EXPENSES” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of either the REIT General Partner or the Sponsor General Partner, including any salaries or other payments to directors, officers or employees of the REIT General Partner or the Sponsor General Partner, and any accounting and legal expenses of the REIT General Partner or the Sponsor General Partner, as applicable, which expenses, the Partners have agreed, are expenses of the Partnership and not the REIT General Partner or the Sponsor General Partner, as applicable, (iii) costs and expenses relating to the formation and continuity of existence and operation of the REIT General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of REIT General Partner), including taxes, fees and assessments associated therewith, (iv) costs and expenses relating to any Offering and registration of securities by the Partnership or and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such Offering, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (v) costs and expenses associated with any repurchase of any securities by the REIT General Partner, (vi) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the REIT General Partner or the Partnership under federal, state or local laws or regulations, (vii) costs and expenses associated with compliance by the REIT General Partner or the Partnership with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (viii) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the REIT General Partner, (ix) costs and expenses incurred by the REIT General Partner relating to any issuing or redemption of Partnership Interests and (x) all other operating or administrative costs of the REIT General Partner or the Sponsor General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“ADVISOR” or “ADVISORS” has the meaning set forth in the Advisory Agreement.

“ADVISORY AGREEMENT” means that certain Advisory Agreement, dated as of even date herewith, between the Sponsor General Partner, the REIT General Partner, the Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Sponsor General Partner and the REIT General Partner.

“AFFECTED GAIN” has the meaning set forth in Section 5.1(i)(ii) hereof.

“AFFILIATE” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“AGREED VALUE” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the Sponsor General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of any non-cash Capital Contributions as of the date of contribution are set forth on Exhibit A.

“AGREEMENT” has the meaning set forth in the preamble.

“APPLICABLE PERCENTAGE” has the meaning set forth in Section 8.4(b) hereof. “ASSET” means any asset (other than the Property), Mortgage, other debt or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the REIT General Partner, indirectly through the Partnership or one or more of its subsidiaries.

“BUSINESS DAY” means any day on which the New York Stock Exchange is open for trading.

“CAPITAL ACCOUNT” has the meaning set forth in Section 4.4 hereof.

“CAPITAL CONTRIBUTION” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“CARRYING VALUE” means, with respect to any asset of the Partnership, the asset’s adjusted net basis for federal income tax purposes or, in the case of any asset contributed to the Partnership, the fair market value of such asset at the time of contribution, reduced by any amounts attributable to the inclusion of liabilities in basis pursuant to Section 752 of the Code, except that the Carrying Values of all assets may, at the discretion of the REIT General Partner or Sponsor General Partner, as applicable, be adjusted to equal their respective fair market values (as determined by such General Partner subject to the consent of the other General Partner which shall not be unreasonably withheld), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.4. In the case of any asset of the Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the allocations of net income and net loss pursuant to Article 5 hereof rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes.

“CASH AMOUNT” means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the REIT General Partner of a Notice of Redemption.

“CERTIFICATE” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the Sponsor General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“CHARTER” means the Articles of Incorporation of the REIT General Partner filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“CLAWBACK” has the meaning set forth in Section 5.2(f) hereof.

“CLAWBACK UNITS” has the meaning set forth in Section 5.2(f) hereof.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any particular provision of the Code shall mean that provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“COMMISSION” means the U.S. Securities and Exchange Commission. “CONTRIBUTED PROPERTY” means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner, including any interest in any successor partnership occurring as a result of a termination of the Partnership pursuant to Section 708 of Code.

“CONVERSION FACTOR” means 1.0, provided that in the event that the REIT General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the REIT General Partner shall become REIT General Partner pursuant to any merger, consolidation or combination of the REIT General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the REIT General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the REIT General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“CRYSTALLIZATION EVENT” means, in reference to a distribution of units to be made pursuant to section 5.2(b), the periodic valuation or revaluation of the Properties of the Partnership to reflect each asset’s then fair market value, by a manner and with assistance of third-party professional consultants as determined by the Sponsor General Partner in its reasonable discretion, for purposes of determining the value of additional OP Units to be distributed to the Special GP Interest Holder.

“DEFAULTING LIMITED PARTNER” has the meaning set forth in Section 5.2(c) hereof.

“DESIGNATED INDIVIDUAL” has the meaning set forth in Section 10.5(a)(i) hereof. “DIRECTOR” has the meaning set forth in the Charter.

“EFFECTIVE DATE” means the date as of which this Agreement is entered into.

“EVENT OF BANKRUPTCY” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“EXCEPTED HOLDER LIMIT” has the meaning set forth in the Charter.

“EXCHANGED REIT SHARES” has the meaning set forth in Section 6.10(b) hereof. “GENERAL PARTNER” has the meaning set forth in the Preamble, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

“GENERAL PARTNER LOAN” has the meaning set forth in Section 5.2(c) hereof. “GENERAL PARTNERSHIP INTEREST” means a Partnership Interest held by either General Partner that is a General Partnership interest excluding the Special GP Interest. “HURDLE RATE” has the meaning set forth in Section 5.2(f) hereof.

“INDEMNITEE” means the either of the General Partners, the Advisor or any of its Affiliates or any employee, director or Affiliate of the General Partners or the Partnership.

“INDEPENDENT DIRECTORS” has the meaning set forth in the Charter.

“JOINT VENTURE” means those joint venture, co-investment, co-ownership or partnership arrangements in which the REIT General Partner or any of its Subsidiaries is a co- venturer or general partner established to acquire or hold Assets.

“LIABILITY SHORTFALL” has the meaning set forth in Section 5.1(i)(iv) hereof. “LIMITED PARTNER” means any Person named as a Limited Partner on Exhibit A attached hereto and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“LIMITED PARTNERSHIP INTEREST” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“MAJOR DECISIONS” has the meaning set forth in Section 6.1(b) hereof. “MORTGAGES” means, in connection with mortgage financing provided, invested in, participated in or purchased, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NET SALES PROCEEDS” means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the REIT General Partner or the Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the REIT General Partner or the Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the REIT General Partner (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the REIT General Partner or the Partnership, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the REIT General Partner or the Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the REIT General Partner or the Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the REIT General Partner determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the REIT General Partner in its sole discretion.

“NOTICE OF REDEMPTION” means the Notice of Exercise of OP Unit Redemption Right substantially in the form attached as Exhibit B hereto.

“OFFER” has the meaning set forth in Section 7.1(c)(ii) hereof.

“OFFERING” means the offer and sale of Partnership Interests to the public. “ORIGINAL LIMITED PARTNERS” means the Limited Partners designated as “Original Limited Partners” on Exhibit A hereto.

“OP UNIT” means a Partnership Unit which is designated as an OP Unit of the Partnership.

“OP UNIT REDEMPTION RIGHT” has the meaning set forth in Section 8.4(a) hereof.

“OP UNITHOLDER” means a Partner that holds OP Units.

“OWNERSHIP LIMIT” has the meaning set forth in the Charter.

“PARTNER” means any General Partner or Limited Partner.

“PARTNER NONRECOURSE DEBT MINIMUM GAIN” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“PARTNERSHIP” has the meaning set forth in the recitals.

“PARTNERSHIP INTEREST” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“PARTNERSHIP LOAN” has the meaning set forth in Section 5.2(c) hereof. “PARTNERSHIP MINIMUM GAIN” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“PARTNERSHIP RECORD DATE” means the record date established by the Sponsor General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the Sponsor General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“PARTNERSHIP REPRESENTATIVE” has the meaning set forth in Section 10.5(a)(i) hereof.

“PARTNERSHIP UNIT” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, excluding the Partnership Interest represented by Special GP Interest, and includes OP Units and any other class or series of Partnership Units that may be established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests represented by such Partnership Units, if any, shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“PERCENTAGE INTEREST” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the number of Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“PERSON” means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended from time to time, and a group to which an Excepted Holder Limit applies.

“PRECONTRIBUTION GAIN” has the meaning set forth in Section 5.1(i)(iii) hereof.

“PRIORITY RETURN” means an 8% cumulative, pre-tax annual return, compounded monthly.

“PROPERTY” means, as the context requires, all or a portion of the Real Property acquired by the Partnership, directly or indirectly, and commonly known as THesis Miami, located at 1350 S Dixie Hwy, Coral Gables, Florida 33146,

“PROPERTIES” means, as the context requires, all or a portion of the Property and each Real Property that may be acquired by the Partnership, directly or indirectly through joint venture or co-ownership arrangements or other partnership or investment activities.

“REAL PROPERTY” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“RECEIVED REIT SHARES” has the meaning set forth in Section 6.10(b) hereof. “REDEMPTION” has the meaning set forth in Section 8.4(a).

“REGULATIONS” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REGULATORY ALLOCATIONS” has the meaning set forth in Section 5.1(i) hereof. “REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that qualifies as a real estate investment trust under Sections 856 through 860 of the Code, and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“REIT GENERAL PARTNER’ has the meaning set forth in the Preamble.

“REIT SHARE” means one share of common stock, par value $0.01 per share, of the REIT General Partner (or Successor Entity, as the case may be), or, as the context requires, the aggregate number of security Tokens that represents one share of common stock of the REIT General Partner

“REIT SHARES AMOUNT” means, with respect to Tendered Units, a number of REIT Shares equal to the product of the number of OP Units offered for exchange by a Tendering Party, multiplied by the Conversion Factor, as adjusted to and including the Specified Redemption Date; provided that in the event the REIT General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“RELATED PARTY” means, with respect to any Person, any other Person whose ownership of shares of the REIT General Partner’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“RESTRICTED OP UNITS” has the meaning set forth in Section 6.13.

“RESTRICTION NOTICE” has the meaning set forth in Section 8.4(e) hereof.

“SAFE HARBOR” means, the election described in the Safe Harbor Regulation, pursuant to which a partnership and all of its partners may elect to treat the fair market value of a partnership interest that is transferred in connection with the performance of services as being equal to the liquidation value of that interest.

“SAFE HARBOR ELECTION” means the election by a partnership and its partners to apply the Safe Harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43, issued on May 19, 2005.

“SAFE HARBOR REGULATION” means Proposed Treasury Regulations Section 1.83- 3(l) issued on May 19, 2005.

“SALE” means (i) any transaction or series of transactions whereby: (A) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i)(A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Partnership in one or more Properties within 180 days thereafter.

“SECURITIES ACT” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“SECURITY TOKENS” means the digital securities of the REIT General Partner which will represent digitalized fractional interests in the shares of common stock of the REIT General Partner designated as NRI Real Token Security Tokens.

“SERVICE” means the United States Internal Revenue Service.

“SPECIAL GP INTEREST” means a series of Partnership Interests, designated as the Special GP Interest, issued pursuant to Section 4.1. The Special GP Interest Holder in such capacity shall have the same rights and preferences as a holder of a Partnership Unit under this Agreement that is a Limited Partner except as otherwise set forth in this Agreement.

“SPECIAL GP INTEREST TERMINAL DISTRIBUTION” has the meaning set forth in Section 6.12(b)(iii) hereof.

“SPECIAL GP INTEREST HOLDER” has the meaning set forth in the Recitals.

“SPECIAL GP INTEREST VALUE” has the meaning set forth in Section 6.12(b)(i) hereof.

“SPECIFIED REDEMPTION DATE” means the first business day of the month that is at least sixty (60) Business Days after the receipt by the REIT General Partner of the Notice of Redemption.

“SPONSOR GENERAL PARTNER” has the meaning set forth in the Preamble. “SUBSIDIARY” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“SUBSIDIARY PARTNERSHIP” means any partnership of which the partnership interests therein are owned directly or indirectly by the Partnership.

“SUBSTITUTE LIMITED PARTNER” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

“SUCCESSOR ENTITY” has the meaning set forth in the definition of “Conversion Factor” contained herein.

“SURVIVOR” has the meaning set forth in Section 7.1(d) hereof.

“TAX ITEMS” has the meaning set forth in Section 5.1(i)(i) hereof.

“TENDERED UNITS” has the meaning set forth in Section 8.4(a) hereof.

“TENDERING PARTY” has the meaning set forth in Section 8.4(a) hereof.

“TERMINAL EVENT” has the meaning set forth in Section 6.12(a) hereof.

“TRANSACTION” has the meaning set forth in Section 7.1(c) hereof.

“TRANSFER” has the meaning set forth in Section 9.2(a) hereof.

“UNITHOLDERS” means all holders of Partnership Units.

“VALUE” means for the REIT Shares, the fair market value of the REIT Shares which will equal: (i) (a) if REIT Shares are traded, the average closing price per share for the previous thirty Business Days, or (b) an amount determined by reference to the market value of the REIT Shares based upon the average closing price, or average of bid and asked prices (if closing prices are not available) on one or more alternative trading systems throughout the United States or similar exchanges located elsewhere during the prior period of thirty (30) days, and (ii) if REIT Shares of are not traded, such price per REIT Share as a majority of the Directors of the REIT General Partner determines in good faith

“VALUATION MECHANISMS” has the meaning set forth in Section 6.12(b)(i) hereof.

ARTICLE 2

PARTNERSHIP FORMATION AND IDENTIFICATION

2.1 Formation. The Partnership was formed as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions set forth in this Agreement.

2.2 Name, Office and Registered Agent. The name of the Partnership is NRI Real Token LP, a Delaware limited partnership. The specified office and place of business of the Partnership shall be 1340 S. Dixie Highway, Coral Gables, FL 33134. The Sponsor General Partner may at any time change the location of such office, provided the Sponsor General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is National Registered Agents, Inc., 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

2.3 Partners.

(a) The General Partners of the Partnership are NRI Real Token, Inc., a Maryland corporation whose principal place of business is the same as that of the Partnership and NRI Real Token Thesis LLC, a Delaware limited liability company.

(b) The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

2.4 Term and Dissolution.

(a) The term of the Partnership shall continue in full force and effect until the first to occur of any of the following events:

(i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof;

(ii) The passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or

(iii) The election by the Sponsor General Partner that the Partnership should be dissolved, subject to the consent of the REIT General Partner.

(b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the Sponsor General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.7 hereof. Notwithstanding the foregoing, the liquidating Sponsor General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5 Filing of Certificate and Perfection of Limited Partnership. The Sponsor General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.6 Certificates Describing Partnership Units. At the request of a Limited Partner, the Sponsor General Partner, at its option, may issue (but in no way is obligated to issue) a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the Sponsor General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect: “This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Limited Partnership Agreement of NRI Real Token LP, as amended from time to time.”

ARTICLE 3

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, including, without limitation, acquiring, developing and managing the Property, which business shall be conducted in such a manner as to permit the REIT General Partner at all times to qualify as a REIT, unless the REIT General Partner otherwise ceases to qualify as a REIT, and in a manner such that the REIT General Partner will not be subject to any taxes under Section 857 or 4981 of the Code, (ii) to enter into any partnership, joint venture, co- ownership or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the REIT General Partner’s right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the REIT General Partner intends to qualify as a REIT for federal income tax purposes and upon such qualification the avoidance of income and excise taxes on the REIT General Partner inures to the benefit of all the Partners and not solely to the REIT General Partner. Notwithstanding the foregoing, the Limited Partners agree that the REIT General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Charter. The Sponsor General Partner on behalf of the Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1 Capital Contributions. The REIT General Partner, the Sponsor General Partner and the initial Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as such Exhibit may be amended from time to time. The Partners shall own Partnership Units in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the Sponsor General Partner to the extent necessary to reflect accurately exchanges, Redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest.

4.2 Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. Each of the General Partners may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2.

(a) Issuances of Additional Partnership Interests.

(i) General. As of the effective date of this Agreement, the Partnership shall have one class of Partnership Units, entitled “OP Units,” and a Partnership Interest referred to as the “Special GP Interest.” The Sponsor General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, including but not limited to Partnership Units issued in connection with acquisitions of properties, to the Partners (including the REIT General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the Sponsor General Partner in its sole and absolute discretion, subject to the consent of the REIT General Partner which consent shall not be unreasonably withheld, all without the approval of any Limited Partners. Any additional Partnership Interests issued may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the Sponsor General Partner in its sole and absolute discretion, subject to the consent of the REIT General Partner which consent shall not be unreasonably withheld, and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the REIT General Partner unless:

(1) (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the REIT General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the REIT General Partner by the Partnership in accordance with this Section 4.2 and (B) the REIT General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the REIT General Partner;

(2) (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the REIT General Partner pursuant to a taxable share dividend declared by the REIT General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the REIT General Partner by the Partnership in accordance with this Section 4.2 and (B) if the REIT General Partner allows the holders of its REIT Shares to elect whether to receive such dividend in REIT Shares, other interests of the REIT General Partner or cash, the Partnership will give the Limited Partners (excluding the REIT General Partner in its capacity as a Limited Partner) the same election to receive (I) Partnership Units or cash, or (II) at the election of the REIT General Partner, REIT Shares or cash, and (C) if the Partnership issues additional Partnership Units pursuant to this Section 4.2(a)(i)(2), then an amount of income equal to the value of the Partnership Units received will be allocated to those Unitholders that elect to receive additional Partnership Units; or

(3) the additional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.

(ii) Upon Issuance of Additional Securities. If the REIT General Partner issues any Additional Securities (other than REIT Shares issued in connection with an exchange pursuant to Section 8.4 or 6.12(b) and a taxable share dividend as described in Section 4.2(a)(i)(2) hereof) other than to all holders of REIT Shares, (A) the Sponsor General Partner shall cause the Partnership to issue to the REIT General Partner, as the Sponsor General Partner may designate, subject to the consent of the REIT General Partner which consent shall not be unreasonably withheld, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the REIT General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the REIT General Partner, to the Partnership. For example, in the event the REIT General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership, the REIT General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the REIT General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b) Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. Except as otherwise permitted hereunder, in connection with any and all issuances of REIT Shares, the REIT General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the REIT General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the REIT General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Partnership Units to the REIT General Partner for such Capital Contributions pursuant to Section 4.2(a) hereof.

(c) Redemptions or Repurchases of REIT Shares. If the REIT General Partner shall redeem or repurchase shares of any class of its shares of common stock, the purchase price thereof and all costs incurred in connection with such redemption or repurchase shall be reimbursed to the REIT General Partner by the Partnership pursuant to Section 6.5 hereof and the REIT General Partner shall cause the Partnership to redeem or repurchase an equivalent number of Partnership Units of the appropriate class or series held by the REIT General Partner (which, in the case of REIT Shares, shall be a number equal to the quotient of the number of such REIT Shares divided by the Conversion Factor) in the manner provided in Section 6.10 hereof.

4.3 Additional Funding. If the Sponsor General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, then either General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the Sponsor General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise, provided, however, that the Partnership may not borrow money from such Affiliates on terms other than market based, arm’s length commercially reasonable terms as determined by the REIT General Partner in its reasonable discretion.

4.4 Capital Accounts.

(a) A separate capital account (each a “Capital Account”) shall be maintained for each Partner in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 4.4 and Article 5 shall be interpreted and applied in a manner consistent therewith. Whenever the Partnership would be permitted to adjust the Capital Accounts of the Partners pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership property, the Partnership may so adjust the Capital Accounts of the Partners. In the event that the Capital Accounts of the Partners are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership property, (i) the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Partners’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Partnership property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of Article 5. In the event that Code Section 704(c) applies to Partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

(b) Notwithstanding any provision herein to the contrary, any fees, expenses or other costs of the Partnership that are required to be paid by a General Partner without reimbursement and that are required to be treated as capital contributions to the Partnership for purposes of the Treasury Regulations promulgated under Section 704(b) of the Code, shall be added to the balance of such General Partner’s Capital Account.

4.5 Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the Sponsor General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.5, the net income and net losses (and items thereof) for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the Sponsor General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The Sponsor General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate net income and net losses (or items thereof) for the taxable year in which the adjustment occurs. The allocation of net income and net losses (or items thereof) for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of net income and net losses (or items thereof) for the later part shall be based on the adjusted Percentage Interests.

4.6 No Interest On Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.7 Return Of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.8 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the REIT General Partner or Sponsor General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE 5

PROFITS AND LOSSES; DISTRIBUTIONS

5.1 Allocation of Profit and Loss.

(a) General.

(i) Net income and net loss (or items thereof) of the Partnership for each fiscal year or other applicable period of the Partnership shall be allocated among the Unitholders in accordance with their respective Percentage Interests;

(ii) Notwithstanding the foregoing, and subject only to the provisions of paragraphs (b) and (h) and, to the extent set forth in this clause (ii) below, paragraph (c), unless otherwise waived with respect to a particular calendar year or period, net income shall first be allocated to the Special GP Interest Holder until it has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions such holder is entitled to receive or has received with respect to such Special GP Interest for such fiscal year and all prior fiscal years, provided that in the event the Special GP Interest Holder’s entitlement to income allocations in such fiscal year would be satisfied or waived pursuant to the allocations set forth in paragraph (c) below, then such allocations shall be made or waived pursuant to paragraph (c) below in lieu of the provisions of this clause (ii).

(b) General Partners’ Gross Income Allocations. There shall be specially allocated to the General Partners, as applicable, an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of (A) the cumulative distributions made to such General Partner under Section 6.5(b) hereof, other than distributions which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be deductible by the Partnership, over (B) the cumulative allocations of Partnership income and gain to such General Partner under this Section 5.1(b).

(c) Special Allocation with Respect to Sales.

(i) In connection with the sale of all or substantially all of the assets of the Partnership, items of income, gain, credit, loss and deduction of the Partnership for each fiscal year or other applicable period from such sale, other than any such items allocated under Section 5.1(b), shall be allocated among the Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Sections 5.1(a) and 5.1(d)) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b), minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets.

(ii) Following the third anniversary of the effective date of this Agreement, items of income, gain, credit, loss and deduction of the Partnership for each fiscal year or other applicable period from Sales, other than any such items allocated under Section 5.1(b), shall be allocated among the Partners in a manner that will, as nearly as possible (after giving effect to the allocations under Sections 5.1(a) and 5.1(d)) cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b), minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed as of the date of the hypothetical sale of assets.

Notwithstanding anything to the contrary, the Special GP Interest Holder may waive its entitlement to all or a portion of such allocations pursuant to this Section 5.1(c) with respect to a calendar year or portion thereof.

(d) Nonrecourse Deductions; Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704- 2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the liability to which such deductions are attributable in accordance with Regulations Section 1.704- 2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest.

(e) Qualified Income Offset. If a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). This Section 5.1(e) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith. After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.1(e), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.1(e).

(f) Capital Account Deficits. Loss (or items of loss) shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Capital Account at the end of any fiscal year (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5). Any net loss in excess of that limitation shall be allocated to the REIT General Partner. After the occurrence of an allocation of net loss to the REIT General Partner in accordance with this Section 5.1(f), to the extent permitted by Regulations Section 1.704-1(b), income shall be allocated to such Partner in an amount necessary to offset the net loss previously allocated to such Partner under this Section 5.1(f).

(g) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of income and loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The Sponsor General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of income and loss between the transferor and the transferee Partner.

(h) Curative Allocations. The allocations set forth in Sections 5.1(d), 5.1(e) and 5.1(f) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The Sponsor General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(i). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the Sponsor General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 5.1(a), 5.1(b), 5.1(c), 5.1(g) and 5.1(h).

(i) Tax Allocations.

(i) Items of Income or Loss. Except as is otherwise provided in this Section 5.1, an allocation of net income or net loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax- exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) (“Tax Items”) that is taken into account in computing net income or net loss.

(ii) Section 1245/1250 Recapture. Subject to Section 5.1(i)(iii) below, if any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code (“Affected Gain”), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This Section 5.1(i)(ii) shall not alter the amount of net income (or items thereof) allocated among the Partners, but merely the character of such net income (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as net income and net loss for such respective period.

(iii) Precontribution Gain, Revaluations. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the Sponsor General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution (“Precontribution Gain”). Each Partner hereby agrees to report income, gain, loss and deduction on such Partner’s U.S. federal income tax return in a manner consistent with the method used by the Partnership. If any asset has a Carrying Value which is different from the Partnership’s adjusted basis for such asset for U.S. federal income tax purposes because the Partnership has revalued such asset pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this Section 5.1(i)(iii) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This Section 5.1(i)(iii) is to be interpreted consistently with such intent.

(iv) Excess Nonrecourse Liability Safe Harbor. Pursuant to Section 1.752-3(a)(3) of the Regulations, solely for purposes of determining each Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership (as defined in Section 1.752- 3(a)(3) of the Regulations), the Partners’ respective interests in Partnership profits shall be determined under any permissible method reasonably determined by the Sponsor General Partner; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of “excess nonrecourse liabilities” of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income required to be allocated to such Partner pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the “Liability Shortfall”). If there is an insufficient amount of nonrecourse liabilities to be able to allocate to each Partner nonrecourse liabilities equal to the Liability Shortfall, nonrecourse liabilities shall be allocated to each Partner in pro rata in accordance with each such Partner’s Liability Shortfall.

5.2 Distributions.

(a) The Partnership may distribute cash on a quarterly (or, at the election of the Sponsor General Partner in consultation with the REIT General Partner, more frequent) basis, to the extent of available cash, in an amount determined by the Sponsor General Partner in its sole discretion after consultation with the REIT General Partner, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with Section 5.2(b); provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion equal to one minus (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

(b) Except for distributions pursuant to Section 5.7 in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 5.2(c), 5.2(d), 5.3, 5.5 and 6.12, all distributions of cash shall be made:

(i) first, 100% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date until the OP Unitholders have received, or are deemed to have received in the circumstances set forth below in Section 5.2(c), cumulative distributions under this Section 5.2(b) equal to aggregate Capital Contributions made by such OP Unitholders to the Partnership plus a Priority Return thereon, determined by taking into account the dates on which all such Capital Contributions and distributions were made; and

(ii) second, any additional amount distributable with respect to the OP Units shall be distributed (A) 75% to the OP Unitholders, pro rata in accordance with their respective Percentage Interests on the Partnership Record Date and (B) 25% to the Special GP Interest Holder; provided that the OP Units held by the Sponsor General Partner, the Special GP Interest Holder and their Affiliates shall be entitled to 100% of such distributions;

provided, further, however, in the event that the Special GP Interest Holder has received a Special GP Interest Terminal Distribution in accordance with Section 6.12(b)(iii) no further amount shall be distributed to the Special GP Interest Holder until the OP Unitholders have collectively received aggregate distributions equal to the sum of (X) the amount such Unitholders are entitled to receive pursuant to Section 5.2(b)(i) plus (Y) an amount equal to 75% of (I) the portion of the Special GP Interest Terminal Distribution computed with respect to Section 5.2(b)(ii)(B) divided by (II) 25%.

(c) In connection with a Crystallization Event initiated pursuant to Section 6.1(d), the Special GP Interest Holder shall be entitled to receive a distribution equal in value to the aggregate amount of distributions that would have been made with respect to the Special GP Interest under Section 5.2(b)(ii) if all assets (subject to their liabilities) of the Partnership were sold for their fair market value, as determined in good faith by the Sponsor General Partner, immediately prior to such time and in a similar manner to that set forth in Section 6.12(b)(i) below, including by applying the appropriate Valuation Mechanism, any remaining liabilities of the Partnership were satisfied in full in cash according to their terms and assuming for these purposes that all such remaining liabilities had matured, and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b), provided that such distribution to the Special GP Interest Holder shall be made in a whole number of OP Units equal to the quotient of (i) the aggregate amount of such distribution divided by (ii) the Value of one REIT Share divided by (iii) the Conversion Factor. For the avoidance of doubt, the amount the Special GP Interest Holder shall be entitled to receive pursuant to this Section 5.2(c) with respect to any Crystallization Event, shall be based on the incremental value of the assets of the Partnership in excess of the highest value of the assets of the Partnership utilized in any preceding Crystallization Event or Terminal Event. Any OP Unit issued in connection with a Crystallization Event may be subject to claw back in accordance with Section 5.2(f).

(d) Notwithstanding any other provision of this Agreement, the Sponsor General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472 and 3406 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Partnership on the Limited Partner, the Sponsor General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the Sponsor General Partner shall be deemed to have extended a loan (a “Sponsor General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the Sponsor General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the Sponsor General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the Sponsor General Partner Loan has been paid in full, and any such distributions so received by the Sponsor General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the Sponsor General Partner. Any amounts treated as a Partnership Loan or a Sponsor General Partner Loan pursuant to this Section 5.2(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the Sponsor General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(e) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

(f) Upon a Terminal Event causing the final liquidation of the Partnership, if the OP Unitholders would not receive (other than with respect to OP Units received by the Special GP Interest Holder in accordance with Sections 5.2(c) and 6.12 (the “Clawback Units”)) aggregate, cumulative distributions from the Partnership for all years from operating income, sales proceeds and other sources, including liquidating distributions, in an amount at least equal to (i) the sum of the aggregate Capital Contributions to the Partnership by the Unitholders for all years (excluding for this purpose Capital Contributions made for OP Units that have been redeemed for cash or REIT Shares in accordance with Section 8.4 prior to such final liquidation) plus (ii) a Priority Return on such Capital Contributions (the “Hurdle Rate”), the Clawback Units shall be subject to clawback (the “Clawback”). If the Clawback is invoked, the holder(s) of such Clawback Units shall be required to forfeit in aggregate the number of such Clawback Units equal in value to the lesser of (A) the amount required by the OP Unitholders to achieve the Hurdle Rate (other than with respect to the Clawback Units), and (B) all Clawback Units; provided that any Clawback Units shall first be clawed back from the Special GP Interest Holder, then from any other Partner holding Clawback Units (other than the REIT General Partner) pro rata and pari passu in accordance with the number of Clawback Units held by such Partners, and finally from the REIT General Partner to the extent any Clawback Units had been previously redeemed for REIT Shares pursuant to Section 8.4; provided further, that any Clawback Units clawed back from the REIT General Partner shall result in the concurrent forfeiture of REIT Shares received as a result of redemption of Clawback Units pursuant to Section 8.4 (as adjusted by the Conversion Factor, if necessary). Any Clawback Units so forfeited shall be treated as forfeited immediately prior to the final liquidation of the Partnership, no liquidating distributions shall be made with respect to the forfeited Clawback Units and the portion of the Capital Account associated with any forfeited Clawback Units shall be reallocated to the other OP Unitholders in the reasonable discretion of the Sponsor General Partner. For the avoidance of doubt, any cash distributions previously made with respect to Clawback Units shall not be subject to Clawback.

5.3 REIT Distribution Requirements. The Sponsor General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the REIT General Partner to make shareholder distributions that will allow the REIT General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent the REIT General Partner elects to retain and pay income tax on its net capital gain; provided, however, the Sponsor General Partner shall not be bound to comply with this covenant to the extent any distribution required to be made in order to satisfy the requirements for qualification as a REIT under the Code and Regulations would violate the Act or other applicable law or contravene the terms of any notes, mortgages or other types of debt obligations to which the Partnership may be subject in conjunction with borrowed funds.

5.4 No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.5 Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the Sponsor General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.6 Intentionally Omitted

5.7 Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners in proportion to their respective positive Capital Account balances, determined after taking into account all allocations required to be made pursuant to Section 5.1 hereof and all prior distributions made pursuant to this Article 5, in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2). Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the Sponsor General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing net income and net loss of the Partnership (or items thereof) for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement. To the extent deemed advisable by the Sponsor General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.8 Substantial Economic Effect. It is the intent of the Partners that the allocations of net income and net loss (and items thereof) under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE 6

RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNERS

6.1 Management of the Partnership.

(a) Except as otherwise expressly provided in this Agreement, and except with respect to Major Decisions, the Sponsor General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the Sponsor General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i) to acquire, purchase, own, operate, lease, dispose and exchange of any Property or other Assets, that the Sponsor General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv) to borrow or lend money for the Partnership or the REIT General Partner, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets; provided, however, that the entry of the Partnership into any such borrowing arrangements shall not cause the leverage ratio, as determined in accordance with the loan to value measurement metrics described in the extant Mortgage, to exceed 80%;

(v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the Sponsor General Partner or its Affiliates as set forth in this Agreement;

(vi) to guarantee or become a co-maker of indebtedness of the REIT General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the REIT General Partner, the Partnership or any Subsidiary of either, to third parties or to the Sponsor General Partner as set forth in this Agreement;

(viii) to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the Sponsor General Partner may determine;

(ix) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the Sponsor General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi) to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the Sponsor General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such remuneration as the Sponsor General Partner may deem reasonable and proper;

(xv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the Sponsor General Partner may deem reasonable and proper;

(xvi) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the Sponsor General Partner;

(xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the Sponsor General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the REIT General Partner at all times to qualify as a REIT unless the REIT General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b) Without limiting the generality of Section 6.1(a), and except as previously approved by the Sponsor General Partner and the REIT General Partner, the Partnership shall not, and the Sponsor General Partner shall not allow the Partnership or any of its subsidiaries to, take any of the following actions or implement any of the below-listed decisions (the “Major Decisions”) without the prior written consent of both General Partners, in each instance. Each General Partner shall have the right to propose that the Partnership undertake any Major Decision from time to time, by delivering written notice to the other General Partner.

(i) amend, alter or repeal, whether by merger, consolidation or otherwise, the Agreement in any manner that adversely affects the rights, powers, preferences or privileges of any General Partner or the Limited Partners, including by creating any new class or series of Partnership Interests;

(ii) enter to any contract or arrangement between the Partnership (or a subsidiary thereof), on the one hand, and the Sponsor General Partner (or an Affiliate thereof), on the other hand, other than on commercially reasonable terms;

(iii) cause the Partnership to incur, assume or guarantee any material indebtedness for borrowed money, except unsecured current obligations and liabilities incurred in the ordinary course of business;

(iv) materially modify or change the nature of the Partnership’s business;

(v) make a material acquisition, by merger or consolidation with, or by purchase of a substantial portion of the assets or securities of, or by any other manner, of any business or any person or any division thereof;

(vi) cause the Partnership to sell or transfer the ownership interests in all or substantially all of the Partnership’s assets;

(vii) cause the Partnership to take any action that could affect the REIT General Partner’s ability to qualify, or to continue to qualify, as a REIT;

(viii) declare bankruptcy, dissolve, liquidate, or wind up the affairs of the Partnership; or

(ix) agree to do any of the foregoing.

(c) Except as otherwise provided herein, to the extent the duties of the Sponsor General Partner require expenditures of funds to be paid to third parties, the Sponsor General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Sponsor General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Sponsor General Partner shall be entitled from time to time, without the need for further consent of the REIT General Partner, to initiate a Crystallization Event for purposes of the Special GP Interest Holder receiving a distribution of OP Units in accordance with Section 5.2(c); provided that the first Crystallization Event shall not be initiated prior to the second anniversary of the Effective Date, and any subsequent Crystallization Event shall not be initiated prior to the 24- month anniversary of the prior Crystallization Event. Any OP Units so received shall provide their holder with the right to redeem them pursuant to all of the terms and conditions of Section 8.4 hereof.

(e) In the event the REIT General Partner, the Partnership or any Subsidiary thereof is unable to secure financing from third-party lenders on satisfactory terms, it may be necessary for an Affiliate of the Sponsor General Partner to guarantee indebtedness in order to secure financing on satisfactory terms (such guaranteeing Person, a “Guarantor”). The Guarantor shall be entitled to a guaranty fee equal to one percent (1%) of the principal amount of any indebtedness incurred by the REIT General Partner, the Partnership or any of their Subsidiaries with a third-party lender that is guaranteed by such Guarantor.

(f) Notwithstanding anything contained in this Agreement to the contrary, the General Partners shall not, and shall not cause the Partnership to, (i) transfer the Property, whether by sale, disposition, merger, consolidation, contribution or by any other means, to any Affiliate controlled by the Sponsor General Partner or the Advisor, other than a wholly owned, direct or indirect, subsidiary of the Partnership or (ii) acquire any additional Properties, except as follows:

(i) During the period commencing on the twelve-month anniversary of the Effective Date and ending on the eighteen-month anniversary of the Effective Date, (A) the General Partners shall be permitted to transfer, or cause the Partnership to transfer, the Property by any means to any Affiliate controlled by the Sponsor General Partner or the Advisor; provided that Partnership receives the greater of (I) the fair market value of the Property, as determined by an independent third party selected by the Sponsor General Partner subject to the consent of the REIT General Partner, which consent shall not be unreasonably withheld, or (II) a price such that the remaining OP Unitholders would receive a 1.25X multiple of their aggregate Capital Contributions with respect to their outstanding OP Units, or (B) in lieu of a transfer of the Property the Sponsor General Partner shall have the right to offer to redeem any outstanding OP Units at a price per OP Unit that would be equal to the greater of (I) a price per OP Unit that would be obtained if the Partnership sold the Property (subject to its liabilities) at its fair market value, as determined by an independent third party selected by the Sponsor General Partner subject to the consent of the REIT General Partner, which consent shall not be unreasonably withheld, and distributed the proceeds in liquidation (after satisfaction of any remaining liabilities of the Partnership in full in cash according to their terms) or (II) a price such that the remaining OP Unitholders would receive a 1.25X multiple of their aggregate Capital Contributions with respect to their outstanding OP Units; provided the OP Unitholders shall not be required to redeem their OP Units in connection with an offer to redeem OP Units pursuant to this Section 6.1(f)(i)(B);

(ii) Commencing on the day after the eighteen-month anniversary of the Effective Date and ending on the twenty four-month anniversary of the Effective Date, (A) the General Partners shall be permitted to transfer, or cause the Partnership to transfer, the Property by any means to any Affiliate controlled by the Sponsor General Partner or the Advisor; provided that Partnership receives the greater of (I) the fair market value of the Property, as determined by an independent third party selected by the Sponsor General Partner subject to the consent of the REIT General Partner, which consent shall not be unreasonably withheld, or (II) a price such that the remaining OP Unitholders would receive a 1.35X multiple of their aggregate Capital Contributions with respect to their outstanding OP Units, or (B) in lieu of a transfer of the Property the Sponsor General Partner shall have the right to offer to redeem any outstanding OP Units at a price per OP Unit that would be equal to the greater of (I) a price per OP Unit that would be obtained if the Partnership sold the Property (subject to its liabilities) at its fair market value, as determined by an independent third party selected by the Sponsor General Partner subject to the consent of the REIT General Partner, which consent shall not be unreasonably withheld, and distributed the proceeds in liquidation (after satisfaction of any remaining liabilities of the Partnership in full in cash according to their terms) or (II) a price such that the remaining OP Unitholders would receive a 1.35X multiple of their aggregate Capital Contributions with respect to their outstanding OP Units; provided the OP Unitholders shall not be required to redeem their OP Units in connection with an offer to redeem OP Units pursuant to this Section 6.1(f)(ii)(B);

(iii) Commencing on the day after the twenty four-month anniversary of the Effective Date and at any time thereafter, the General Partners shall be permitted to (A) transfer, or cause the Partnership to transfer, the Property by any means to any Affiliate controlled by the Sponsor General Partner or the Advisor; provided that Partnership receives the fair market value of the Property, as determined by an independent third party selected by the Sponsor General Partner subject to the consent of the REIT General Partner, which consent shall not be unreasonably withheld, and (B) acquire, or cause the Partnership to acquire, additional Properties; provided that in either case the Sponsor General Partner shall have offered to redeem any outstanding OP Units at a price per OP Unit that would be equal to a price per OP Unit that would be obtained if the Partnership sold the Property (subject to its liabilities) at its fair market value, as determined by an independent third party selected by the Sponsor General Partner subject to the consent of the REIT General Partner, which consent shall not be unreasonably withheld, and distributed the proceeds in liquidation (after satisfaction of any remaining liabilities of the Partnership in full in cash according to their terms); provided further that the OP Unitholders shall not be required to redeem their OP Units in connection with an offer to redeem OP Units pursuant to this Section 6.1(f)(iii); and

(iv) If the Sponsor General Partner exercises its right to offer to redeem OP Units set forth above in Sections 6.1(f)(i)(B) and 6.1(f)(ii)(B), or offers to redeem OP Units as set forth above in Sections 6.1(f)(iii), upon the completion of any such redemption, regardless of whether any OP Unitholders participate in such redemption, the General Partners shall be permitted, and shall be permitted to cause the Partnership, to acquire additional Properties and sell any Partnership Properties.

For the avoidance of doubt, this Section 6.1(f) shall (i) not restrict the ability of the Partnership, or the General Partners to cause the Partnership, (A) to transfer the Property at any time to any Person or Persons that is not an Affiliate controlled by the Sponsor General Partner of the Advisor or (B) to acquire additional Properties subsequent to a transfer of the Property or the completion of an offer to redeem OP Units pursuant to this Section 6.1(f), and (ii) apply only to OP Units other than OP Units held by the General Partners (and, accordingly, does not apply to REIT Shares).

6.2 Delegation of Authority. Subject to the rights entitlements and obligations set forth in the Advisory Agreement, the Sponsor General Partner and REIT General Partner may delegate any or all of their powers, rights and obligations hereunder, and may jointly appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the Sponsor General Partner, perform any acts or services for the Partnership as the Sponsor General Partner may approve.

6.3 Indemnification and Exculpation of Indemnitees.

(a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

(i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

(ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

(b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c) The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Sponsor General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) Notwithstanding the foregoing, the Partnership may not indemnify or hold harmless an Indemnitee for any liability or loss unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Partnership; (ii) the Indemnitee was acting on behalf of or performing services for the Partnership; (iii) the liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director of the REIT General Partner (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) the indemnification or agreement to hold harmless is recoverable only out of net assets of the Partnership. In addition, the Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

6.4 Liability of the General Partners.

(a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partners shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if such General Partner acted in good faith. The General Partners shall not be in breach of any duty that such General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided such General Partner, acting in good faith, abides by the terms of this Agreement.

(b) Each Limited Partner expressly acknowledges and agrees that whenever in this Agreement a General Partner is permitted to take any action, make any decision or determination or otherwise vote on or give its consent to any action, such General Partner shall be entitled to exercise its sole and absolute discretion in connection therewith after considering only such interests and factors as it desires and, without limiting the generality of the foregoing, it is specifically agreed and acknowledged that such General Partner in taking any action or declining to take any action hereunder may consider exclusively its own interests or the interests of its shareholders and shall have no duty or obligation to consider the separate interests of or factors affecting the Partnership or any other Partner (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners). The General Partners shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that any such General Partner has acted in good faith.

(c) Subject to their obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partners may exercise any of the powers granted to them under this Agreement and perform any of the duties imposed upon them hereunder either directly or by or through their agents. The General Partners shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d) Notwithstanding any other provisions of this Agreement or the Act, any action of the Sponsor General Partner on behalf of the Partnership or any decision of the Sponsor General Partner to refrain from acting on behalf of the Partnership, undertaken after reasonable consultation with the REIT General Partner and in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the REIT General Partner to continue to qualify as a REIT or (ii) to prevent the REIT General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partners’ liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

(f) In accordance with Section 17-1101(d) of the Act, the Partners hereby acknowledge and agree that the provisions of this Agreement, including the provisions of this Article 6, to the extent they restrict or eliminate the duties (including fiduciary duties) and liabilities relating thereto otherwise existing at law or in equity, replace completely and absolutely such other duties (including fiduciary duties) and liabilities relating thereto and further acknowledge and agree that the provisions of this subsection (f) and the other provisions of this Article 6 are fundamental elements to the agreement of the Partners to enter into this Agreement.

6.5 Reimbursement of General Partners.

(a) Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Article 5 and Article 6 regarding distributions, payments, and allocations to which it may be entitled), the Sponsor General Partner shall not be compensated for its services as a general partner of the Partnership.

(b) The REIT General Partner or Sponsor General Partner, as applicable, shall be reimbursed on a monthly basis, or such other basis as such General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by such General Partner.

6.6 Outside Activities. Subject to (a) Section 6.8 hereof, (b) the Charter and (c) any agreements entered into by either General Partner or their respective Affiliates with the Partnership, a Subsidiary or any officer, director, employee, agent, trustee, Affiliate or shareholder of the REIT General Partner, the General Partners shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partners shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.7 Employment or Retention of Affiliates.

(a) Any Affiliate of a General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the Sponsor General Partner determines to be fair and reasonable.

(b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the Sponsor General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the Sponsor General Partner deems are consistent with this Agreement, applicable law and, subject to the consent of the REIT General Partner which shall not be unreasonably withheld, the REIT status of the REIT General Partner.

(d) Except as expressly permitted by this Agreement, neither the Sponsor General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the Sponsor General Partner’s sole discretion, on terms that are market based, arm’s length commercially reasonable.

6.8 REIT General Partner Participation. The REIT General Partner agrees that all business activities of the REIT General Partner, including activities pertaining to the acquisition, development or ownership of any Asset, shall be conducted through the Partnership or one or more Subsidiary Partnerships.

6.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets shall be held in the name of the Partnership or any of its Subsidiaries. All Partnership assets shall be recorded as the property of the Partnership in its books and records.

6.10 Redemption and Exchanges of REIT Shares.

(a) Redemptions. In the event the REIT General Partner redeems any REIT Shares, then the Sponsor General Partner shall cause the Partnership to purchase from the REIT General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the REIT General Partner redeemed such REIT Shares. Moreover, if the REIT General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the Sponsor General Partner shall cause the Partnership to make a corresponding offer to the REIT General Partner to acquire an equal number of Partnership Units held by the REIT General Partner. In the event any REIT Shares are redeemed by the REIT General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the REIT General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

6.11 No Duplication of Fees or Expenses. The Partnership may not incur or be responsible for any fee or expense (in connection with the Offering or otherwise) that would be duplicative of fees and expenses paid by the REIT General Partner.

6.12 Redemption, Exchange or Retention of the Special GP Interest in a Terminal Event.

(a) Terminal Events. In connection with: (i) a merger, consolidation or sale of substantially all of the Partnership’s assets, a purchase, tender or exchange offer accepted by the holders of more than 50% of the outstanding REIT Shares, or any similar transaction, (ii) any transaction pursuant to which a majority of the Directors then in office are replaced or removed which is not otherwise described in (i) above, other than the removal of a majority of the Directors for cause in accordance with Section 5.8 of the Charter, (iii) a refinancing of the Partnership’s assets, or (iv) the termination or nonrenewal of the Advisory Agreement for any reason other than by the Advisor or a termination pursuant to Section 14.02(i) of the Advisory Agreement, (the events described in (i) through (iv) are hereinafter referred to individually as a “Terminal Event” and collectively as the “Terminal Events”), then at the election of the Special GP Interest Holder, and as further provided in Section 6.12(b) below, the Special GP Interest Holder may (1) exchange its Special GP Interest for OP Units, (2) exchange its Special GP Interest for OP Units and immediately thereafter redeem such OP Units received in such exchange pursuant to Section 6.12(b) hereof, or (3) retain its Special GP Interest.

(b) Redemption, Exchange or Retention of the Special GP Interest.

(i) If the Special GP Interest Holder elects to exchange its Special GP Interest for OP Units in connection with a Terminal Event, then the Special GP Interest shall be exchanged for a number of OP Units equal in value to (the “Special GP Interest Value”) the aggregate amount of distributions that would have been made with respect to the Special GP Interest under Section 5.2(b)(ii) if all assets (subject to their liabilities) of the Partnership were sold for their fair market value, as determined in good faith by the Sponsor General Partner, immediately prior to the Terminal Event and in the manner set forth below, any remaining liabilities of the Partnership were satisfied in full in cash according to their terms and assuming for these purposes that all such remaining liabilities had matured, and Net Sales Proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2(b). The Special GP Interest Value shall be determined (1) in connection with a Terminal Event described in Section 6.12(a)(i) above, by reference to the value of the consideration received or to be received by the holders of REIT Shares and the implied value of the assets and liabilities of the REIT General Partner and the Partnership as a result thereof, (2) in connection with a Terminal Event described in Sections 6.12(a)(iii) above, by reference to the fair market value of the assets and liabilities of the REIT General Partner and the Partnership as determined in connection with such refinancing, and (3) in connection with a Terminal Event described in Sections 6.12(a)(ii) and (iv) above, by an independent third party selected by the Sponsor General Partner subject to the consent of the REIT General Partner, which consent shall not be unreasonably withheld. The valuation mechanisms referred to in the immediately preceding clauses (1) through (3) are hereinafter referred to as the “Valuation Mechanisms”. If multiple Terminal Events are triggered in connection with a series of related events, the Sponsor General Partner, in its sole discretion, may determine which Valuation Mechanism should be used to value the OP Units and determine the Special GP Interest Value. For the avoidance of doubt, the Special GP Interest Value shall be based on the incremental value of the assets of the Partnership in excess of the highest value of the assets of the Partnership utilized in any preceding Crystallization Events or Terminal Event.

(ii) If the Special GP Interest Holder elects to receive OP Units in exchange for its Special GP Interest in connection with the Terminal Event but not to have such OP Units redeemed, then such OP Units shall thereafter be subject to all of the applicable provisions of this Agreement, including providing their holder with the right to redeem such OP Units pursuant to all the terms and conditions of Section 8.4 hereof and including that such OP Unit may be subject to claw back in accordance with Section 5.2(f). If the Special GP Interest Holder elects to immediately redeem its OP Units, then the Special GP Interest Holder shall receive, at its option, upon redemption of such OP Units, cash, a non-interest bearing promissory note, or REIT Shares (subject to applicable restrictions), with an aggregate value equal to the Special GP Interest Value as determined under subsection (i) of this Section 6.12(b). If the Special GP Interest Holder elects payment in the form of a non-interest bearing promissory note, such non-interest bearing promissory note shall be payable in 12 equal quarterly installments, provided, however, that no payment will be made in any quarter in which such payment would impair the REIT General Partner’s capital or jeopardize the REIT General Partner’s REIT status (if applicable), in which case any such payment or payments shall be delayed until the next quarter in which payment would not impair the REIT General Partner’s capital or jeopardize the REIT General Partner’s REIT status.

(iii) In connection with a Terminal Event, the Special GP Interest Holder may elect not to have the Special GP Interest exchanged for OP Units. In such event, the Special GP Interest Holder shall receive a cash distribution or a non-interest bearing promissory note equal to the aggregate amount that the Special GP Interest Holder would have been entitled to receive under subparagraph (ii) of this Section 6.12(b) above as if the Special GP Interest Holder had elected to exchange the Special GP Interest into OP Units which were thereafter immediately redeemed (the “Special GP Interest Terminal Distribution”); provided, however that the Special GP Interest shall not, under such circumstances, be exchanged for Partnership Units and shall instead remain outstanding and subject to all of the applicable provisions of this Agreement.

(iv) If REIT Shares are to be issued in connection with the redemption of Partnership Units pursuant to this Section 6.12(b), then the REIT General Partner shall issue such REIT Shares in accordance herewith and the exchange of Partnership Units shall be treated in accordance with Section 8.4(b) as if the Partnership Units were Tendered Units. All cash payments required to be made pursuant to this Section 6.12 shall be made by wire transfer of immediately available funds to an account designated by the recipient of such payment.

(c) Limitation on Exchange and Redemption. Notwithstanding anything herein to the contrary, no exchange or redemption pursuant to Section 6.12(b) shall be permitted unless and until Unitholders have received (or are deemed to have received pursuant to the deemed valuations set forth in such sections) aggregate, cumulative distributions from the Partnership to Unitholders for all years from operating income, sales proceeds and other sources in an amount equal to (i) the sum of the aggregate Capital Contributions to the Partnership by the Unitholders for all years plus (ii) a Priority Return on the amount described in the immediately preceding subclause (i).

6.13 Redemption and Exchange of Partnership Units by the Sponsor General Partner. The Sponsor General Partner shall have to right to redeem the Partnership Units it holds pursuant to all the terms and conditions of Section 8.4 hereof as if the Sponsor General Partner were a Limited Partner for purposes of Section 8.4. Notwithstanding the foregoing, that the Sponsor General Partner shall not be entitled to exercise such right to redeem the portion of the OP Units it holds that are attributable to the rollover of its indirect interest in the Property in connection with the formation of the Partnership (the “Restricted OP Units”) prior to August 1, 2022; provided that as of that date 50% of the Restricted OP Units shall no longer be treated as Restricted OP Units and shall be exchangeable; provided further, that at such time as Unitholders have received (or are deemed to have received in a hypothetical liquidation of the Partnership) aggregate, cumulative distributions from the Partnership to Unitholders for all years from operating income, sales proceeds and other sources in an amount equal to (i) the sum of the aggregate Capital Contributions to the Partnership by the Unitholders for all years plus (ii) a Priority Return on the amount described in the immediately preceding subclause (i), an additional 40% of the original Restricted OP Units shall not longer be treated as Restricted OP Units. For so long as the Sponsor General Partner remains a general partner of the Partnership, it shall retain at least 10% of the original Restricted OP Units.

ARTICLE 7

CHANGES IN REIT GENERAL PARTNER

7.1 Transfer of the REIT General Partner’s Partnership Interest.

(a) The REIT General Partner shall not transfer all or any portion of its REIT General Partnership Interest or withdraw as REIT General Partner except as provided in, or in connection with a transaction contemplated by, Sections 7.1(c), 7.1(d) or 7.1(e).

(b) The REIT General Partner agrees that its Percentage Interest will at all times be in the aggregate, at least 0.1%.

(c) Except as otherwise provided in Section 6.4(b) or Section 7.1(d) or 7.1(e) hereof, the REIT General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the REIT General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the REIT General Partner (a “Transaction”), unless:

(i) the consent of Limited Partners holding more than 50% of the Percentage Interests and the consent of the Special GP Interest Holder is obtained;

(ii) as a result of such Transaction: (A) all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of such REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner holding Partnership Units would have received had it (1) exercised its OP Unit Redemption Right and (2) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the OP Unit Redemption Right immediately prior to the expiration of the Offer and (B) the Special GP Interest Holder will receive for the Special GP Interest an amount of cash, securities or other property (as applicable based upon the type of consideration and the proportions thereof paid to holders of REIT Shares in the Transaction) determined as set forth pursuant to Section 5.2(b) or Section 6.12 hereof, as applicable; or

(iii) the REIT General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the REIT General Partner or any Subsidiary) receive (1) in exchange for their Partnership Units, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares, and (2) the Special GP Interest Holder receives in exchange for the Special GP Interest, an amount of cash, securities or other property (as applicable based upon the type of consideration and the proportions thereof paid to holders of REIT Shares in the Transaction) determined as set forth pursuant to Section 6.12(a) hereof.

(d) Notwithstanding Section 7.1(c) and subject to the consent of the Sponsor General Partner which shall not be unreasonably withheld, the REIT General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the REIT General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the REIT General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.1(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 8.4 and 6.12 hereof so as to approximate the existing rights and obligations set forth in Sections 8.4 and 6.12 as closely as reasonably possible. The above provisions of this Section 7.1(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

(e) Notwithstanding Section 7.1(c),

(i) a REIT General Partner may transfer all or any portion of its REIT General Partnership Interest to (A) a wholly-owned Subsidiary of such REIT General Partner or (B) the owner of all of the ownership interests of such REIT General Partner, and following a transfer of all of its REIT General Partnership Interest, may withdraw as REIT General Partner; and

(ii) the REIT General Partner may engage in any transaction that is not required to be submitted to the vote of the holders of the REIT Shares by (A) law or (B) the rules of any national securities exchange on which the REIT Shares are traded.

7.2 Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement (as then in effect), by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that (x) the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a REIT General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, deemed removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the REIT General Partner with or into any entity that is admitted as a substitute or successor REIT General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the REIT General Partner.

(b) Following the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is, on the date of such occurrence, a partnership, the withdrawal of, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such REIT General Partner is continued by the remaining partner or partners), the Limited Partners, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4 Removal of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death or dissolution of, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b) If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by such General Partner and a majority in interest of the Limited Partners within ten (10) days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within thirty (30) days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 10% of the amount of the lower appraisal, the two appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than sixty (60) days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c) The General Partnership Interest of a removed General Partner, until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

(d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1 Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the Sponsor General Partner.

8.2 Power of Attorney. Each Limited Partner hereby irrevocably appoints the Sponsor General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the Sponsor General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.3 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4 OP Unit Redemption Right.

(a) Subject to Sections 8.4(b), 8.4(c), 8.4(d), 8.4(e), 8.4(f) and 6.12 hereof, the provisions of any agreements between the Partnership and one or more Limited Partners with respect to OP Units held by them, each Limited Partner, other than the REIT General Partner, shall have the right (subject to the terms and conditions set forth herein), but shall not be obligated, to require the Partnership to redeem (a “Redemption”) all or a portion of the OP Units, held by such Limited Partner (such Units, the “Tendered Units”), in exchange (an “OP Unit Redemption Right”) alternatively, for either REIT Shares or the Cash Amount, as determined by the REIT General Partner in its sole discretion. Any OP Unit Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the REIT General Partner) by the Limited Partner exercising the OP Unit Redemption Right (the “Tendering Party”). A Limited Partner may not exercise the OP Unit Redemption Right for fewer than 1,000 OP Units or, if such Limited Partner holds fewer than 1,000 OP Units, all of the OP Units held by such Partner. The Tendering Party shall have no right, with respect to any OP Units so redeemed, to receive any distribution paid with respect to OP Units if the record date for such distribution is on or after the Specified Redemption Date.

(b) If the REIT General Partner elects to cause the Tendered Units to be exchanged for REIT Shares rather than the Cash Amount, then the Partnership shall direct the REIT General Partner to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.4(b), in which case, (i) the REIT General Partner, acting as a distinct legal entity, shall assume directly the Partnership’s redemption obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its OP Unit Redemption Right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the REIT General Partner in exchange for REIT Shares. The percentage of the Tendered Units which are to be so exchanged for REIT Shares (rather than the Cash Amount) is referred to as the “Applicable Percentage.” In making such election to exchange Tendered Units for the Cash Amount or REIT Shares, the REIT General Partner shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners. If the REIT General Partner determines to redeem any Tendered Units for REIT Shares, rather than the Cash Amount, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the REIT General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. Such amount of REIT Shares shall be delivered by the REIT General Partner as duly authorized, validly issued, fully paid and nonassessable REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit (as calculated in accordance with the Charter) and other restrictions provided in the Articles of Incorporation, the bylaws of the REIT General Partner, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding the provisions of Section 8.4(a) and this Section 8.4(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Charter.

(c) In connection with an exercise of OP Unit Redemption Rights pursuant to this Section 8.4, the Tendering Party shall submit the following to the REIT General Partner, in addition to the Notice of Redemption:

(i) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit (or, if applicable the Excepted Holder Limit);

(ii) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date; and

(iii) An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.4(c)(i) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit (or, if applicable, the Excepted Holder Limit).

(iv) Any other documents as the REIT General Partner may reasonably require in connection with the issuance of REIT Shares upon the exercise of the OP Unit Redemption Right.

(d) Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.4 shall be paid on the Specified Redemption Date; provided, however, that the REIT General Partner, in consultation with the Sponsor General Partner, may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the REIT General Partner to provide financing to be used to make such payment of the Cash Amount, by causing the issuance of additional REIT Shares or otherwise. Notwithstanding the foregoing, the REIT General Partner agrees to use its commercially reasonable efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible.

(e) Notwithstanding any other provision of this Agreement, the REIT General Partner, in consultation with the Sponsor General Partner, shall place appropriate restrictions on the ability of the Limited Partners to exercise their OP Unit Redemption Rights to prevent, among other things, (i) any person from owning shares in excess of the Ownership Limit and the Excepted Holder Limit, (ii) the REIT General Partner’s common stock from being owned by fewer than 100 persons, (iii) the REIT General Partner from being “closely held” within the meaning of Section 856(h) of the Code, (iv) violations or what would be likely to constitute a violation of any applicable federal or state securities law, (v) violations of any provision of the REIT General Partner’s Charter or Bylaws and (vi) as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the REIT General Partner, in consultation with the Sponsor General Partner, determines that imposing such restrictions is necessary, the REIT General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners holding Partnership Units, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid having the Partnership be treated as a “publicly traded partnership” under Section 7704 of the Code.

(f) A redemption fee may be charged in connection with an exercise of OP Unit Redemption Rights pursuant to this Section 8.4.

ARTICLE 9

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.1 Purchase for Investment.

(a) Each Limited Partner hereby represents and warrants to the Sponsor General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the Sponsor General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2 Restrictions on Transfer of Limited Partnership Interests.

(a) Subject to the provisions of Section 9.2(b) and 9.2(c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the prior consent of the Sponsor General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The Sponsor General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b) No Limited Partner may withdraw from the Partnership other than: (i) as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Interest pursuant to this Article 9, or (ii) pursuant to a redemption of all of its Partnership Units pursuant to Section 8.4 . Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Units, if any, such Limited Partner shall cease to be a Limited Partner.

(c) Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), 9.2(e) and 9.2(f) below, a Limited Partner may not Transfer, without the prior consent of the Sponsor General Partner, which consent will not be unreasonably withheld, all or a portion of its Partnership Interest to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e) No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the REIT General Partner to continue to qualify as a REIT or subject the REIT General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f) No Transfer by a Limited Partner of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the Sponsor General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the Sponsor General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g) Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h) Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the Sponsor General Partner such opinions, certificates and other documents as the Sponsor General Partner shall request in connection with such Transfer.

9.3 Admission of Substitute Limited Partner.

(a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the Sponsor General Partner, which consent may be granted or withheld in its sole and absolute discretion, and upon the satisfactory completion of the following:

(i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the Sponsor General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the Sponsor General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the Sponsor General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii) The assignee has obtained the prior written consent of the Sponsor General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the Sponsor General Partner’s sole and absolute discretion.

(b) For the purpose of allocating income and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the Sponsor General Partner has received all necessary instruments of transfer and substitution.

(c) The Sponsor General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4 Rights of Assignees of Partnership Interests.

(a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.5 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6 Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly- held Partnership Interest until it shall have received notice of such death. Upon notice to the Sponsor General Partner from either owner, the Sponsor General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.1 Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.2 Custody of Partnership Funds; Bank Accounts.

(a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the Sponsor General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the Sponsor General Partner may, from time to time, determine

(b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the Sponsor General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

10.3 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

10.4 Annual Tax Information and Report. Within seventy-five (75) days after the end of each fiscal year of the Partnership, the Sponsor General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.5 Partnership Representative; Tax Elections; Special Basis Adjustments.

(a) Partnership Representative.

(i) The Sponsor General Partner shall be designated as the partnership representative of the Partnership (the “Partnership Representative”) within the meaning of Section 6223 of the Code in accordance with Regulations Section 301.6223-1 and any other applicable guidance by the Service. The Sponsor General Partner shall also appoint an individual (the “Designated Individual”) through whom the Partnership Representative acts in accordance with Regulations Section 301.6223-1 and any other applicable guidance by the Service. The Sponsor General Partner is authorized to revoke and replace from time to time the Partnership Representative or the Designated Individual in accordance with Regulations Section 301.6223-1 and any other applicable guidance by the Service. The Sponsor General Partner shall make all designations and appointments under similar or analogous state, local or non-U.S. laws. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code and Regulations for the Partnership Representative. The taking of any action and the incurring of any expense by the Partnership Representative in connection with any applicable proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative, and the provisions relating to indemnification of the Indemnitees set forth in Section 6.3 hereof shall be fully applicable to the Partnership Representative and the Designated Individual, if any, acting as such.

(ii) Each Partner agrees that such Partner shall not treat any Partnership-related item inconsistently on such Partner’s federal, state, local or non-U.S. tax return with the treatment of the item on the Partnership’s return. Any deficiency for taxes imposed on any Partner with respect to such Partner’s interest in the Partnership (including penalties, additions to tax or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Section 6226 of the Code) will be paid by such Partner. Without duplication of Section 5.2(c) hereof, if the Partnership is required to pay (and actually pays) an imputed underpayment (including penalties, additions to tax or interest imposed with respect to such taxes, pursuant to Section 6225 of the Code) with respect to a reviewed year, or bears the economic burden of imputed underpayments made by entities in which it is a partner, such amounts paid will be recoverable from the reviewed-year Partners. To the extent that the Partnership or the Partnership Representative, as applicable, does not make an election under Sections 6221(b) (if available) or 6226 of the Code, the Partnership shall use commercially reasonable efforts to (i) make any modifications available under Section 6225(c) of the Code, and (ii) if requested by a Partner, provide to such Partner information allowing such Partner to file an amended federal income tax return, as described in Section 6225(c)(2) of the Code, to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by Partnership. Each Limited Partner shall, including any time after such Limited Partner withdraws from or otherwise ceases to be a Limited Partner, take all actions requested by the Sponsor General Partner, including timely provision of requested information and consents in connection with implementing any elections or decisions made by the Partnership or the Partnership Representative (or Person acting in a similar capacity under similar or analogous state, local or non-U.S. laws) related to any tax audit or examination of the Partnership (including to implement any modifications to any imputed underpayment or similar amount under Section 6225(c) of the Code, any elections under Sections 6221 or 6226 of the Code and any administrative adjustment request under Section 6227 of the Code).

(iii) Notwithstanding anything to the contrary in this Agreement, any information, representations, certificates, forms, or documentation provided pursuant to this Section 10.5(a) may be disclosed to any applicable taxing authority. Each Partner agrees to be bound by the provisions of this Section 10.5(a) at all times, including any time after such Partner ceases to be a Partner solely with respect to matters directly related to such Partner’s interest in the Partnership, and the provisions of Section 10.5(a) shall survive the winding up, liquidation and dissolution of the Partnership.

(b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the Sponsor General Partner, after reasonable consultation with the REIT General Partner, in its sole and absolute discretion.

(c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the Sponsor General Partner, after reasonable consultation with the REIT General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

10.6 Reports to Limited Partners.

(a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the Sponsor General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the REIT General Partner if such statements are prepared solely on a consolidated basis with the REIT General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the Sponsor General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the REIT General Partner if such statements are prepared solely on a consolidated basis with the REIT General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the Sponsor General Partner.

(b) Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

10.7 Safe Harbor Election. The Partners agree that, in the event the Safe Harbor Regulation is finalized, the Partnership shall be authorized and directed to make the Safe Harbor Election and the Partnership and each Partner (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) agrees to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services while the Safe Harbor Election remains effective. The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election.

ARTICLE 11

AMENDMENT OF AGREEMENT

The General Partners’ mutual consent shall be required for any amendment to this Agreement. The General Partners, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(c)(ii) or 7.1(c)(iii), 7.1(d) or 7.1(e) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of Limited Partners holding more than 67% of the Percentage Interests of the Limited Partners:

(a) any amendment affecting the operation of the Conversion Factor or the OP Unit Redemption Right (except as provided in Section 7.4(d) or 7.1(d) hereof) in a manner adverse to the Limited Partners;

(b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof; or

(c) any amendment that would alter the Partnership’s allocations of income and loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof; and any amendment that would impose on any Limited Partner any obligation to make additional Capital Contributions to the Partnership or otherwise alter such Limited Partner’s right to receive distributions of cash or other property or allocations of items of income, gain, deduction loss or credit shall require the written consent of both the Sponsor General Partner and any such Limited Partner. In addition, any amendment to Sections 5.1(b), 5.2, or 6.12 shall require the consent of the Sponsor General Partner, and any amendment to this Article 11 shall require the written consent of all Partners.

ARTICLE 12

GENERAL PROVISIONS

12.1 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the Sponsor General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

12.2 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.3 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.4 Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7 Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for violation of federal or state securities laws shall not be governed by this Section 12.9.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement, all as of the 19th day of November, 2021.

REIT GENERAL PARTNER:

NRI REAL TOKEN INC., a Maryland corporation

By:	/s/ Brent M. Reynolds
Name:	Brent M. Reynolds
Title:	Chief Executive Officer

SPONSOR GENERAL PARTNER:

NRI REAL TOKEN THESIS LLC, a Delaware limited liability company

By:	NRI Real Token Advisors LLC, a Delaware limited liability company and Manager of Sponsor General Partner

By:	Nolan Reynolds International, LLC, a Delaware limited liability company and the Sole Member of NRI Real Token Advisors, LLC

By:	/s/ Brent M. Reynolds
Brent M. Reynolds
Its Chief Executive Officer

INITIAL LIMITED PARTNER:

NOLAN REYNOLDS INTERNATIONAL, LLC, a Delaware limited liability company

By:	/s/ Brent M. Reynolds
Brent M. Reynolds
Its Chief Executive Officer